UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2014

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On June 4, 2014, Flushing Bank entered into an Agreement of Lease with Rexcorp Plaza SPE LLC for our new corporate headquarters. The lease has an initial term of 12 years and relates to approximately 90,000 square feet of space in Uniondale, New York.

The new corporate headquarters will allow us to consolidate all of our non-branch personnel into one location. As permitted under the lease, we also intend to open a bank branch in the building to serve employees as well as numerous business tenants that occupy offices in the building.

The lease commencement date is estimated to be January 1, 2015.  The total minimum rent due over the term of the lease is approximately $24.4 million, including our pro rata share of certain real property taxes and other charges.

In accordance with the lease, within one year of expiration of the initial term, we have the option to extend the lease for one additional five year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: June 11, 2014	By:	/s/ David Fry
	Name:	David Fry
	Title:	Senior Executive Vice President, Treasurer and Chief Financial Officer